UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No.1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MOVEIX INC

(Exact name of registrant as specified in its charter)

Nevada	3790	35-2567439
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

STRADA VERONICA MICLE 15 BL.17 SC A ET 1 APT 6

SUCEAVA ROMANIA 720217

PHONE: +40316304330

(Address, including zip code, and telephone number,

Including area code, of registrant’s principal executive offices)

INCORP SERVICES, INC.

3773 HOWARD HUGHES PARKWAY 500S

LAS VEGAS, NV 89169

(702) 866-2500

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

Copies to:

John E. Lux, Esq.

Attorney at Law

1629 K Street, Suite 300

Washington, DC 20006

(202) 780-1000

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller Reporting Company [X]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered [1]	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Common	10,000,000	$0.01	$100,000	$11.62

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the SEC is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PROSPECTUS

MOVEIX INC

10,000,000 Shares of Common Stock

$0.01per share

Date of Prospectus: October 12, 2016

Prior to this Offering, no public market has existed for the common stock of Moveix Inc. (“Moveix ” or the “Company”). Upon completion of this Offering, we will attempt to have the shares quoted on the Over the Counter-Bulletin Board (“OTCBB”), operated by FINRA (Financial Industry Regulatory Authority). There is no assurance that the Shares will ever be quoted on the Bulletin Board. To be quoted on the Bulletin Board, a market maker must apply to make a market in our common stock. As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares. There is no assurance that we will be successful in having our securities traded.

This is our initial public offering. We are registering a total of 10,000,000 shares of our common stock. The offering is being made on a self-underwritten, “best efforts” basis. There is no minimum number of shares required to be purchased by each investor. The shares will be sold on our behalf by our sole officer, Alexandru Curiliuc. He will not receive any commissions or proceeds for selling the shares on behalf of the Company. The shares will be sold at a price per share of $0.01 for the duration of the Offering. Assuming all shares being offered are sold, the Company will receive $100,000 in net proceeds. As all offering expenses are being paid for by our officer, no offering expenses will be paid out of the proceeds if this Offering; therefore, net proceeds are the same as gross proceeds. If 75%, 50% or 25% of the shares being offered are sold, the Company will receive net proceeds of $75,000, $50,000 or $25,000, respectively. There is no minimum amount we are required to raise from the shares being offered and any funds received will be immediately available to us. There is no guarantee that this Offering will successfully raise enough funds to institute our business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares. The shares being offered will be offered for a period of two hundred and seventy (270) days from the original effective date of this Prospectus, unless extended by our directors for an additional 90 days.

Moveix Inc is a start-up company and currently has started business operations. Any investment in the Shares offered herein involves a high degree of risk. You should only purchase Shares if you can afford a complete loss of your investment. Our independent auditors have issued an audit opinion for Moveix Inc , which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2013 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

We have not established an escrow to hold any of the proceeds from the sale of the shares offered by the company. As a result, all proceeds from the sale of shares offered by the company will be available for immediate use by the company.

The Company has no present plans to be acquired or to merge with another company, nor does the Company, nor any of its shareholders, have plans to enter into a change of control or similar transaction.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 7.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities division has approved or disapproved these securities, or determined if this Prospectus is current, complete, truthful or accurate. Any representation to the contrary is a criminal offense.

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SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus. In this Prospectus, unless the context otherwise denotes, references to “we,” “us,” “our”, “Moveix “, and “Company” are to Moveix , Inc.

General Information about Our Company

Moveix Inc., was incorporated in the State of Nevada on May 5, 2016. We will buy various types of electric transportation wholesale from Chinese manufacturers and sell these products via our website. An electric transportation vehicle is a vehicle using of electricity as a transportation fuel. Our products will include electric bikes, scooters, Segway and hoverboards. We will sell these products to anybody around the world via our web site platform. Also we intend to sell wholesale. Our main selling product will initially be the hoverboard.

Our current monthly burn rate based on our last quarter is $1,288. We estimated it by dividing quarterly expenses ($3,865) by three. Our cash balance is $0 as of August 31, 2016. The present capital will not be sufficient to fund our operation for any period of time at this burn rate.

Moveix ’s business and corporate address is Strada Veronica Micle 15 bl.17 sc A et 1 apt 6, Suceava, 720217 Romania and our phone number is +40316304330. Our fiscal year end is May 31.

The incorporation effort included the Company issuing 4,000,000 shares of common stock to our sole officer and director who assisted in founding the Company. Our financial statements for the year ended May 31, 2016, report no revenues and a net loss of $481 , attributable to the cost of our incorporation. Our independent auditors have issued an audit opinion for Moveix Inc., which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Our business is in the start-up phase, and we have no operational history. To date, we have generated no revenues from operations and cannot guarantee we will generate revenues in the future. See the section entitled Risk Factors, for risks associated with an investment in Moveix Inc.

This is our initial public offering. We are registering a total of 10,000,000 shares of our common stock. All of the shares being registered will be sold at a price per share of $0.01 for the duration of the Offering.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

We will be selling the 10,000,000 shares of common stock we are offering as a self-underwritten offering. There is no minimum amount we are required to raise in this Offering, and any funds received will be immediately available to us. The Company’s Offering will terminate 270 days after the date of the Prospectus, unless extended an additional 90 days by our Board of Directors.

There is currently no public or established market for our shares. Consequently, our shareholders will not be able to sell their shares in any organized market place and may be limited to selling their shares privately. Accordingly, an investment in our Company is an illiquid investment.

In order to proceed with any portion of our business plan, we will need to raise money from our public offering.

See the Use of Proceeds section for a detailed discussion on the Company’s plan for the next 12 months.

Neither the Company, the Company’s sole officer and director, nor any of their affiliates intend for the company, once it is reporting, to be used as a vehicle for a private company to become a reporting company.

The Company has no promoters. Alexandru Curiliuc will be the Company promoter.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2013, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

We are also considered a “smaller reporting company,” If we are still considered a “smaller reporting company” at such time as we cease to be an “emerging growth company,” we will be subject to increased disclosure requirements. However, the disclosure requirements will still be less than they would be if we were not considered either an “emerging growth company” or a “smaller reporting company.”

For more information, please see our Risk Factor entitled “As an “emerging growth company” under the Jumpstart our Business Startups Act (JOBS Act), we are permitted to rely on exemptions from certain disclosure requirements.”

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The Offering

Following is a brief summary of this Offering. Please see the Plan of Distribution and Terms of the Offering sections for a more detailed description of the terms of the Offering.

Offering

Securities being Offered	10,000,000 shares of common stock. The Offering will terminate on the earlier of the sale of all of the shares offered by the Company or 270 days after the date of the Prospectus, unless extended by our Board of Directors for an additional 90 days

Price per share	All of the shares being registered for sale will be sold at a fixed price per share of $0.01 for the duration of the Offering.

Securities Issued and Outstanding	There are 4,000,000 shares of common stock issued and outstanding as of October 3, 2016 of this prospectus, held solely by our President and Secretary, Alexandru Curiliuc.

Offering Proceeds	$100,000 assuming 100% of the shares being sold. However, if only 75%, 50%, or 25% of the shares being offered are sold, the proceeds will be $75,000, $50,000, or $25,000, respectively.

Registration costs

We estimate our total offering registration costs to be $10,000. These costs will be paid by our sole Director Mr. Alexandru Curiliuc. There are no agreements, arrangements, commitments or understandings between Mr. Curiliuc and the Company to loan the funds for costs relating to this offering. Mr. Curiliuc will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

RISK FACTORS

An investment in these securities involves a high degree of risk and is speculative in nature. In addition to the other information regarding the Company contained in this Prospectus, you should consider many important factors in determining whether to purchase Shares. Following are what we believe are material risks related to the Company and an investment in the Company. Investors are urged to perform their own due diligence, with the help of their investment, accounting, legal and/or other professionals and to make an independent decision regarding an investment in the Shares.

A Cautionary Note on Forward-Looking Statements

This Prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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Risks Associated With Moveix Inc.:

Our independent auditors have issued an audit opinion for Moveix Inc which includes a statement describing our going concern status. Our financial status creates a doubt whether we will continue as a going concern.

As described in Note 3 of our accompanying financial statements, our auditors have issued a going concern opinion regarding the Company. This means there is substantial doubt we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty regarding our ability to continue in business. As such, we may have to cease operations and investors could lose part or all of their investment in the Company.

We lack an operating history and have losses which we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on May 5, 2016, and we have not fully developed our proposed business operations and have realized no revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss for the years ended May 31, 2016, was $481, which is cost of our incorporation. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

●	Completion of this Offering,

●	Our ability to attract customers who will use our services,

●	Our ability to generate revenue through the sale of our services.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. In the event the Company is unable to generate revenues, it may be required to seek additional funding. Such funding may not be available, or may not be available on terms which are beneficial and/or acceptable to the Company. In the event the Company cannot generate revenues and/or secure additional financing, the Company may be forced to cease operations and investors will likely lose some or all of their investment in the Company.

Our forecasts are highly speculative in nature and we cannot predict results in a development stage company with a high degree of accuracy.

Any financial projections, especially those based on ventures with minimal operating history, are inherently subject to a high degree of uncertainty, and their ultimate achievement depends on the timing and occurrence of a complex series of future events, both internal and external to the enterprise. There can be no assurance that potential revenues or expenses we project will, in fact, be received or incurred

We might be affected with bad safety reputation of hoverboards.

The first wave of hoverboards or self-balancing scooters experienced a series of problems that were actually manufacturer defects. There were a lot of models that had problems with their batteries or had their internal board getting fried. This also showed problems with warranties. In 2016 a lot of things changed for the hoverboards. New models appeared and nobody could sell them if they were not approved as being safe by various state-owned institutions. This means that all the hoverboards sold on all major brick-and-mortar shops as well as on big online stores are safe and come with a warranty. Safety has been the biggest concern and now that the issue has been addressed, hoverboards are back as safe product. However we might still be affected with bad safety reputation and unable to attract engagement of customers. If we are unable to obtain engagements, investors are likely to lose their entire investment.

We might be limited on options to ship our hoverboards by mail carrier.

Some of the mail carrier for example USPS is limiting the domestic shipping of mailable motorized balance boards, or hover boards, that contain lithium batteries. USPS will ship hover boards using only Standard Post/Parcel Select (Ground transportation). Due to this we might have long period of shipping and customers might be not satisfied with that.

Our president Mr. Curiliuc has no experience in the online industry

Mr. Curiliuc has no experience in the online industry, including the technical expertise necessary to design and operate our planned web platform. Due to the fact that Mr. Curiliuc lacks this experience or expertise will pose risks to our company and its investors.

Our president Mr. Curiliuc has lack of experience in operating a public company which could impact your return on investment, if any.

As a result of our reliance on Mr. Curiliuc, and his lack of experience in operating a public company, our investors are at risk in losing their entire investment. Mr. Curiliuc intends to hire personnel in the future, when sufficiently capitalized, who would have the experience required to manage our Company. Such management is not anticipated until the occurrence of future financing. Until such a future offering occurs, and until such management is in place, we are reliant upon Mr. Curiliuc to make the appropriate management decisions.

We have no clients or customers and we cannot guarantee we will ever have any. Even if we obtain clients or customers, there is no assurance that we will make a profit.

If Alexandru Curiliuc, our sole officer and director, should resign or die, that could result in our operations being suspended. If that should occur, our business could fail, and you could lose your entire investment.

We are extremely depending on the services of our sole officer and director, Alexandru Curiliuc, for the future success of the business. The loss of the services of Mr. Curiliuc could have an adverse effect on our business, financial condition and results of operations. Mr. Curiliuc is our sole officer and director, and if he should die there will be no one to appoint a new officer and in that event we will have no alternative but to cease operations

Our competitors have significantly greater financial and marketing resources than do we.

Our industry has many competitors. They have significantly greater financial and marketing resources than do we. There are no assurances that our efforts to compete in the marketplace will be successful. We are a relatively late entry into a mature market for electric transportation products. There can be no assurance that we will be able to develop a profitable niche in this market.

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We do not have any additional source of funding for our business plans and may be unable to find any such funding if and when needed, resulting in the failure of our business.

Other than the shares offered by this Prospectus, no other source of capital has been identified or sought. As a result we do not have an alternate source of funds should we fail to complete this Offering. If we do find an alternative source of capital, the terms and conditions of acquiring such capital may result in dilution and the resultant lessening of value of the shares of stockholders. As widely reported, the global and domestic financial markets have been extremely volatile in recent months. If such conditions and constraints continue or if there is no investor appetite to finance our specific business, we may not be able to acquire additional financing through credit markets or equity markets. Even if additional financial is available, it may not be available on terms favorable to us. At this time, we have not identified or secured sources of additional financing. Our failure to secure additional financing when it becomes required will have an adverse effect on our ability to remain in business.

If we are not successful in raising sufficient capital through this Offering, we will be faced with several options:

1. A bandon our business plans, cease operations and go out of business;

2. C ontinue to seek alternative and acceptable sources of capital; or

3. B ring in additional capital that may result in a change of control.

In the event any of the above circumstances occur, you could lose a substantial part or all of your investment. In addition, there can be no guarantee that the total proceeds raised in this Offering will be sufficient, as we have projected, to fund our business plans or that we will be profitable. As a result, you could lose any investment you make in our shares.

Our success will be dependent upon our ability to design and achieve market acceptance of our products.

Our success is dependent on market acceptance of our electric transportation products. There is no guarantee that our products will be successfully accepted by the general public in the long-term. In addition, as technologies change in the future, we may be expected to upgrade or adapt our electric transportation products and introduce new models in order to continue to provide products with the latest technology and meet customer expectations. We have no experience designing and selling our products.

We possess minimal capital, which may severely restrict our ability to develop our services. If we are unable to raise additional capital, our business will fail.

We possess minimal capital and must limit the amount of marketing we can perform with respect to our services. We feel we require a minimum of $25,000 to provide sufficient capital to commence with operations and development of the business plan. Our business plan contemplates the development of a website. Our limited marketing activities may not attract enough clients to generate sufficient revenue to operate profitably, expand our services, implement our business plan or continue operating our business. Our limited marketing capabilities may have a negative effect on our business and may cause us to limit or cease our business operations which could result in investors losing some or all of their investment in the Company.

Our future growth is dependent upon consumers’ willingness to adopt our electric transportation products.

Our future growth is highly dependent upon the adoption by consumers of our products, and we are subject to an elevated risk of any reduced demand for our products. If the market for our products does not develop as we expect or develops more slowly than we expect, our business, prospects, financial condition and operating results will be harmed. The market for our products is relatively new, rapidly evolving, characterized by rapidly changing technologies, price competition, additional competitors, evolving government regulation and industry standards and changing consumer demands and behaviors.

If our electric transportation products fail to perform as expected, or if we suffer product recalls, our ability to market and sell our products could be harmed.

Our products may contain defects in design and manufacturing that may cause them not to perform as expected or that may require repair. There can be no assurance that we will be able to detect and fix any defects in the vehicles prior to their sale to consumers.

Our electric transportation products may not perform consistent with customer’s expectations or consistent with other products currently available. Any product defects or any other failure of our products as expected could harm our reputation and result in adverse publicity, lost revenue, delivery delays, product recalls, product liability claims, harm to our future brand and reputation, and could have a material adverse impact on our business, financial condition, operating results and prospects.

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If our estimates related to future expenditures are erroneous or inaccurate, our business will fail and you could lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of our future cost expenditures for legal and accounting services (including those we expect to incur as a publicly reporting company), for website marketing and development expenses, and for administrative expenses. If such estimates are erroneous or inaccurate, or if we encounter unforeseen costs, we may not be able to carry out our business plan, which could result in the failure of our business and the loss of your entire investment.

If we are the subject of future product defect or liability suits, our business will likely fail.

In the course of our planned operations, we may become subject to legal actions based on a claim that our products are defective in workmanship or have caused personal or other injuries. We currently do not maintain liability insurance and we may not be able to obtain such coverage in the future or such coverage may not be adequate to cover all potential claims. Moreover, even if we are able to maintain sufficient insurance coverage in the future, any successful claim could significantly harm our business, financial condition and results of operations.

We are dependent on relationships with our supplier.

We have negotiated a supply agreement with a supplier from China (High Technology Global Trading Ltd) for our product manufacturing. Thus, we are dependent on their ability to source materials, manage their capacity, workforce and schedules. For a number of reasons, including but not limited to shortages of parts, labor disruptions, lack of capacity and equipment failure, a supplier may fail to supply products that meet our quality, quantity or cost requirements or to supply any at all. If we are not able to resolve these issues or obtain substitute sources for our electric transportation in a timely manner or on terms acceptable to us, our ability to sell may be harmed, and we may be subjected to cancellation of orders or penalties for failed or late deliveries, which could have a material adverse effect on our business and financial results. There are no guarantees, however, that we will be successful in securing alternative suppliers or that our inventory levels will be sufficient. Also, we do not have exlusive contract with our supplier. This can lead to competing with our supplier.

The loss of the services of either our sole officer and director or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our services.

The development of our website and the marketing of our services will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officer, Alexandru Curiliuc, who is developing our business, and on his ability to identify and retain competent consultants and employees with the skills required to execute our business objectives. The loss of the services of officer or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our services, which could adversely affect our financial results and impair our growth.

Our controlling stockholders have significant influence over the Company.

As of May 31, 2016, Alexandru Curiliuc, our sole officer and director, owns 100% of the outstanding common stock, which becomes 28 . 5% if all of the shares offered are sold. As a result, Mr. Curiliuc possesses significant influence over our affairs. His stock ownership and relationships with members of our board of directors, of which Mr. Curiliuc is the only one, may have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could materially and adversely affect the market price of our common stock.

We may be unable to convince consumers to prepay for our products prior to test driving and examining the products and to assume the risk of shipping.

Our business presumes that prospective purchasers of our products will be willing to prepay for our products and assume to risk of shipping the products. We believe this to be the case because we believe that our products will be priced lower than those of competitors who already have inventory and may not require a prepayment. In the case that such an assumption about consumer preferences in incorrect, we not be able to garner a profit and you could lose your entire investment.

Our financial results may vary significantly from period-to-period due to the seasonality of our business.

Our operating results may vary significantly from period-to-period due to many factors, including seasonal factors. Demand for new electric transportation transport in general, will decline over the winter season, while sales will be higher during the spring and summer months. Also, any unusually severe weather conditions in some markets may impact demand for our vehicles.

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Risks Associated With This Offering

The shares being offered are defined as “penny stock”, the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

The shares being offered are defined as a “penny stock” under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitable determination for each purchaser and receive the purchaser’s written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

Market for penny stock has suffered in recent years from patterns of fraud and abuse

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

●	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

●	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

●	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

●	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,

●	The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

The shares offered by the Company through this offering will be sold without an underwriter, and we may be unable to sell any shares.

This Offering is being conducted on a “best-efforts” basis, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. They will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that they will be able to sell any of the shares. Unless he is successful in selling all of the shares and receiving all of the proceeds from this Offering, we may have to seek alternative financing to implement our business plans.

Our company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control.

At present, the company’s President owns 100% of our total outstanding shares of common stock before this offering. As a result of the concentrated ownership of the stock, our President will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part sale of our company and it may affect the market price of our common stock.

Our offering is being made on a best efforts basis with no minimum amount of shares required to be sold for the offering to proceed.

 In order to implement our business plan, we require funds from this offering. We believe a minimum of $25,000 will be needed from the offering to implement our business plan. However, our offering is being made on a best efforts basis with no minimum amount of shares required to be sold for the offering to proceed. Even if we raise additional capital, it might not be sufficient to sustain operations from selling products, and we may not be able to implement our business plan and might have to suspend or cease operations and you may lose your investment in our company.

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Since there is no minimum for our offering, all funds raised in the offering will be immediately available to us. If only a few persons purchase shares they will lose their money immediately without us being even able to develop a market for our shares.

We have not established an escrow to hold any of the proceeds from the sale of the shares offered by the company. As a result, all proceeds from the sale of shares offered by the company will be available for immediate use by the company.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in its offering, if only a few shares are sold, we will be unable to even attempt to create a public market of any kind for our shares. In such an event, it is highly likely that the entire investment of the early and only share purchasers would be lost immediately.

You may not revoke your subscription agreement once it is accepted by the Company or receive a refund of any funds advanced in connection with your accepted subscription agreement and as a result, you may lose all or part of your investment in our common stock.

Once your subscription agreement is accepted by the Company, you may not revoke the agreement or request a refund of any monies paid in connection with the subscription agreement, even if you subsequently learn information about the Company that you consider to be materially unfavorable. The Company reserves the right to begin using the proceeds from this offering as soon as the funds have been received and will retain broad discretion in the allocation of the net proceeds of the Company Offering. The precise amounts and timing of the Company’s use of the net proceeds will depend upon market conditions and the availability of other funds, among other factors. There can be no assurance that the Company will receive sufficient funds to execute the Company’s business strategy and accomplish the Company’s objectives. Accordingly, the Company’s business may fail and we will have to cease our operations. Additionally, you may be unable to sell your shares of our common stock at a price equal to or greater than the subscription price you paid for such shares, and you may lose all or part of your investment in our common stock.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this Offering.

There currently is no public trading market for our common stock. Therefore there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Moveix Inc., or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

The lack of a public trading market for our shares may have a negative effect on your ability to sell your shares in the future and it also may have a negative effect on the price, if any, for which you may be able to sell your shares. As a result an investment in the Shares may be illiquid in nature and investors could lose some or all of their investment in the Company.

However, a market in our shares on the OTCBB may deprive shareholders of the full value of their shares. Our common stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for the common stock. The Company may never be approved for trading on any exchange.

An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur on the OTCBB. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts, as they may otherwise desire.

There are doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure and has raised doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary through one or more private placement or public offerings. However, the doubts raised relating to our ability to continue as a going concern may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

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Our financial statements may not be comparable to those of companies that comply with new or revised accounting standards.

We have elected to take advantage of the benefits of the extended transition period that Section 107 of the JOBS Act provides an emerging growth company, as provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Our status as an “emerging growth company” under the JOBS Act of 2013 may make it more difficult to raise capital when we need to do it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company,” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an “emerging growth company.”

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain parts of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company” as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

Reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

As an “emerging growth company” we may take advantage of certain exemptions from various reporting requirements that are not applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

As an “emerging growth company” under the Jumpstart our Business Startups Act (JOBS Act), we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;“and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

For as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of Sarbanes-Oxley of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We will remain an “emerging growth company” for up to five years, or until the earliest of: (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Act of 1934, which would occur if the market value of our ordinary shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Notwithstanding the above, we are also currently a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, nor a majority-owned subsidiary of a parent company that is not a smaller reporting company, and has a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. If we are still considered a “smaller reporting company” at such time as we cease to be an “emerging growth company,” we will be subject to increased disclosure requirements. However, the disclosure requirements will still be less than they would be if we were not considered either an “emerging growth company” or a “smaller reporting company.” Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in its SEC filings due to its status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

Say-on-pay: Section 14A(e) of the Exchange Act has been amended to exempt emerging growth companies from the “say-on-pay”, “say-on-pay frequency” and “say-on-golden parachute” requirements that were enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act. After cessation of emerging growth company status, if an issuer was an emerging growth company for less than two years after its initial public offering date, it must hold a say-on-pay vote no later than the end of the three-year period beginning on the date it is no longer an emerging growth company. Any other company that has ceased to be an emerging growth company must hold a say-on-pay vote no later than the end of the one-year period beginning on the date it is no longer an emerging growth company. In addition, following cessation of emerging growth company status, a company will become subject to the say-on-pay-frequency and say-on-golden parachute provisions of Rule 14a-21 promulgated under the Exchange Act.

If we have less than 300 record shareholders at the beginning of any fiscal year, other than the fiscal year within which this registration statement becomes effective, our reporting obligations under section 15(d) of the Exchange Act will be suspended.

There is a significant risk that we will have less than 300 record shareholders at our next fiscal year end and at the conclusion of this Offering. If we have less than 300 record shareholders, our reporting obligations under Section 15(d) of the Exchange Act will be suspended, and we would no longer be obligated to provide periodic reports following the Form 10-K for the fiscal year end immediately following this Offering. Furthermore, if, at the beginning of any fiscal year, we have fewer than 300 record shareholders for the class of securities being registered under this registration statement, our reporting obligations under Section 15(d) of the Exchange Act will be automatically suspended for that fiscal year. If we were to cease reporting, you will not have access to updated information regarding the Company’s business, financial condition and results of operation.

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USE OF PROCEEDS

The following table details the Company’s intended use of proceeds from the Company Offering, for the first twelve (12) months after successful completion of the Company Offering. None of the expenditures itemized is listed in any particular order of priority or importance. Since the Company does not intend to pay any Offering expenses from the proceeds from the Company Offering, and assuming that $100,000 (100%), $75,000 (75%), $50,000 (50%), or $25,000 (25%) of the Company Offering is sold, the net aggregate proceeds will be allocated as follows:

Number of shares sold	25%	50%	75%	100%
Gross proceeds from this Offering	$25,000	$50,000	$75,000	$100,000
Legal and Professional fees	$9,200	$9,200	$9,200	$9,200
Costs associated with being a publicly reporting company	$10,000	$10,000	$10,000	$10,000
Office rent	-	$3,000	$3,000	$4,000
Marketing campaign	$3,000	$13,800	$20,800	$25,800
Website development	$1,000	$3,000	$5,000	$8,000
Purchase of inventory	$1,800	$10,000	$25,000	$40,000
Other expenses	-	$1,000	$2,000	$3,000

The above figures represent only estimated costs. Mr. Curiliuc has agreed to loan us funds to implement our business plan and maintain our reporting status and quotation on the OTCBB until we raise funds from this offering. Mr. Curiliuc will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Curiliuc and the loan bears interest at 0% per annum. Mr. Curiliuc will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

The above expenditures are defined as follows:

Legal and Professional Fees: Pertains to legal services and accounting fees that will be incurred by the company. Estimated cost will be $9,200. This amount consists of $2,500 for legal fees; $86.36 for printing costs; $2,300 for accounting fees and expenses; $3,000 for auditor fees and expenses; $1,300 for transfer agent fees; and $13.64 for the registration filing fee.

Costs Associated with being a Public Company: Pertains to filing fees associated with Edgar filings, stock transfer agent fees, and other miscellaneous fees.

Marketing: Pertains to the cost of advertising and marketing our services.

Website development: Design, development, launching and maintaining our website

Office rent: Payment for office rent. Also will include telephone services, mail, office supplies charge.

Purchase of inventory: We are going to buy inventory of electric scooters, electric bikes, hoverboards, segways, etc.

Others expenses: Pertains to the funds allocated to travel expenses.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $100,000 in this Offering from the shares offered by the Company. The offering price bears no relationship to our assets, earnings, book value or other criteria of value. Among the factors considered were:

●	our lack of operating history

●	the proceeds to be raised by the offering

●	the amount of capital to be contributed by purchasers in this offering in proportion to

●	the amount of stock to be retained by our existing Stockholders, and

●	our relative cash requirements.

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DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of shares of our common stock held by our existing stockholders.

Assuming completion of the offering, there will be up to 14,000,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels. This table is based on 4,000,000 common shares outstanding as of May 31, 2016 and total stockholder’s deficit of $481 utilizing audited May 31, 2016 financial statements.

Purchasers of shares in this offering if 100% shares sold

Price per share	$0.01

Dilution per share	$0.0032

Capital contributions	$100,000

Number of shares after offering held by public investors	14,000,000

Percentage of ownership after offering	28.6%

Increase per common share attributable to investors	0.0079

Pro forma net tangible book value per common share after offering	0.0068

Purchasers of shares in this offering if 75% of shares sold

Price per share	$0.01

Dilution per share	$0.0039

Capital contributions	$75,000

Number of shares after offering held by public investors	11,500,000

Percentage of ownership after offering	34.8%

Increase per common share attributable to investors	0.0073

Pro forma net tangible book value per common share after offering	0.0061

Purchasers of shares in this offering if 50% of shares sold

Price per share	$0.01

Dilution per share	$0.0049

Capital contributions	$50,000

Number of shares after offering held by public investors	9,000,000

Percentage of ownership after offering	44.4%

Increase per common share attributable to investors	0.0062

Pro forma net tangible book value per common share after offering	0.0051

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Purchasers of shares in this offering if the 25% of shares sold

Price per share	$0.01

Dilution per share	$0.0068

Capital contributions	$25,000

Number of shares after offering held by public investors	6,500,000

Percentage of ownership after offering	61.5%

Increase per common share attributable to investors	0.0043

Pro forma net tangible book value per common share after offering	0.0032

PLAN OF DISTRIBUTION

Shares Offered by the Company will be Sold by Our Officers and Directors

This is a self-underwritten (“best-efforts”) Offering. This Prospectus is part of a prospectus that permits our officer and director to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Alexandru Curiliuc, our sole officer and director, will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our sole officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The sole officer and director will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer, may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer.

a.	Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

b.	Our sole officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our sole officer and director is not, nor will be at the time of his participation in the offering, an associated person of a broker-dealer; and

d.	Our sole officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our sole officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

Terms of the Offering

The Shares offered by the Company will be sold at the fixed price of $0.01 per share until the completion of this Offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This Offering commenced on the date the registration statement was declared effective (which also serves as the date of this Prospectus) and continues for a period of 270 days, unless we extend the Offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us (the “Expiration Date”).

Offering Proceeds

We will be selling all of the 10,000,000 shares of common stock we are offering as a self-underwritten Offering. There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

Procedures and Requirements for Subscription

If you decide to subscribe for any Shares in this Offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. Subscriptions, once received by the Company, are irrevocable. All checks for subscriptions should be made payable to “Moveix Inc.”

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Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share.

Common Stock

The holders of our common stock (i) have equal ratable rights to dividends from funds legally available, therefore, when, as and if declared by our Board; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of Common Stock now outstanding are fully paid for and non-assessable and all shares of Common Stock which are the subject of this Offering, when issued, will be fully paid for and non-assessable. Reference is made to the Company’s Articles of Incorporation, By-laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Preferred Stock

We do not have an authorized class of preferred stock.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Anti-Takeover Law

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this Offering is completed (assuming the entire 10,000,000 shares are sold), the present stockholder will own 28.6 % of our outstanding shares and the purchasers in this Offering will own 71.4%. If 75%, 50%, or 25% (7,500,000, 5,000,000, or 2,500,000) shares are sold, the present stockholders will own 34.78%, 44.4%, or 61.5% of our outstanding shares, respectively and the purchasers in this Offering will own 65.22%, 55.6%, or 38.5%, respectively.

Cash Dividends

As of the date of this Prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

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INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financials statements for the years ended May 31, 2016, are included in this prospectus. Sadler, Gibb & Associates LLC, 2455 E.Parleys way, S uite 320, Salt Lake City, UT 84109, has audited our financial statements. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

John E. Lux, Esq. Attorney at Law 1629 K Street, Suite 300 Washington, DC 20006 has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this Offering.

INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Business Development

Moveix Inc was incorporated in the State of Nevada on May 5, 2016, and our fiscal year end is May 31. The Company’s administrative address is Strada Veronica Micle 15 bl.17 sc A et 1 apt 6, Suceava, 720217 Romania, and our phone number is +40316304330.

We will buy the electric transportation products wholesale from Chinese manufacturers and sell these products via our website. We will concentrate first year of operation in Europe, expanding our second year of operation to the North American market. Our main selling product will be the hoverboard.

The two-wheeled self-balancing electric scooter is commonly referred to as a hoverboard, is a type of portable, rechargeable battery-powered scooter. They typically consist of two wheels arranged side-by-side, with two small platforms between the wheels, on which the rider stands. The device is controlled by the rider’s feet, standing on the built-in gyroscopic and sensored pads. There is no universally accepted name for the device, as its various product names are attributable to the companies which distribute it and not its manufacturers.

Also we intend to resell electric bikes and segways.

Moveix Inc, has no revenues, and has only limited cash on hand. We have sustained losses since inception and have relied solely upon the sale of our securities and loans from our corporate officer and director for funding.

Moveix Inc has never declared bankruptcy, been in receivership, or involved in any kind of legal proceeding. Moveix Inc’s director and affiliates have not and do not intend to enter into negotiations or discussions with representatives or owners of any other businesses or companies regarding the possibility of an acquisition or merger. The Company has no promoters.

Business Plan

We plan to resell electric transportation products with focus on reselling different brands of hoverboards. First year of operation we will see what is the best selling design of hoverboards. Also we will see what color, sizes are in demand. With this knowledge we will order the product under our brand name. We do not believe that such activities require additional planning of timeline or any additional material steps. We do not need any financing for that activity. We intend to buy electric transportation in China and resell them around the world via our internet platform We estimate that we may be able to sell the hoverboards for around $600-$700 per unit. However, there is no guarantee that we will be able to sell hoverboards in the identified price range and there is no guarantee that we will be able to sell any hoverboards.

In most cases we will take prepayments from our clients prior to shipment of electric transportation products. Potential customers will have two options to pay: by wire transfer or by sending a check/money order.  Our customers will be responsible to cover the shipping costs, custom duties, taxes or any other additional charges that might be incured. All shipments will be 100% insured for the value of the shipping, and the insurance cost for risk of damage or loss will be customers’ responsibility. In some cases if we have available funds, we may accept a partial deposit or a payment agreement and buy and ship electric transportation products at our own expense and risk. In such cases we plan to charge our clients a higher price. In addition, if we have available resources we plan to keep a small inventory of electric transportation products. Our products will be offered at prices marked-up from 30% to 40% of our cost.

We may keep 5-10 hoverboards in inventory. This number may increase when we start our operations and if we have revenue. We plan to purchase from various Chinese manufacturers.

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Marketing Our Product

We plan to market our electric transportation products around the world. Initially, our products will be promoted by our President, Treasurer and sole director, Alexandru Curiliuc, though his network. We believe that other businesses in the recreational industry will be willing to market our products in addition to marketing their own products because we plan to offer individually negotiated sales commissions as an incentive to selling our products. There is no guarantee that other businesses will be willing to sell our products. We will follow up with these clients periodically and offer special discounts from time to time. Our methods of communication will include: phone calls, email, and regular mail. We will ask our satisfied clients for referrals.

We intend to hire a part time web site developer to design and launch our website. We will display our products on our website. The products will be available for purchase on our web site. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta-tags) and utilizing link and banner exchange options. We intend to promote our website by displaying it on our promotion materials.

To draw attention from potential customers we plan to market and advertise our company though social networking. We intend to use Facebook and Twitter to spread information about our products and services. We intend to implement word of mouth advertising into our business model. We believe a huge marketing opportunity on the Internet is spreading word of mouth, a form of free advertising.

Competitive Business Conditions and Strategy; Moveix ’s Position in the Industry

Our major, notable competitors will be: Airboard, Cyboard, Esway, Future Foot, Hovertrax.

We are hoping to implement some new features on our products to be competitive with those companies. Our product prices will be within our competitors price range. Our disadvantage will be brand recognition and we hope to use different marketing strategy to make our brand recognized.

Outsourcing of Software Programmers.

Moveix Inc., plans to hire independent sub-contractors (programmers and web site developers) to customize the public domain software which is planned to be the foundation to our website and mobile application. We believe that these services may be obtained at competitive prices from software outsourcing companies operating in the United States; however we may encounter good programmers at competitive rates within the United States. At this time we have no arrangements with any vendors or third parties to obtain hardware or programming.

Patents, Trademarks, Licenses, Agreements or Contracts

There are no aspects of our business plan which require a patent, trademark, or product license. We have not entered into any vendor agreements or contracts that give or could give rise to any obligations or concessions.

Governmental Controls, Approval and Licensing Requirements

None

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exporting and importing of electric transportation products. We do not believe that regulation will have a material impact on the way we conduct our business. We do not need to receive any government approvals necessary to conduct our business; however we will have to comply with all applicable export and import regulations.

Patent, trademark, license & franchise restrictions and contractual obligations & concessions.

We currently do not own any intellectual property have not obtained any copyrights, patents or trademarks in respect of any intellectual property. Our primary protection against unauthorized use, duplication and distribution of intellectual property that we may create is copyright and trademark protection and enforcement to protect these interests. We do not anticipate filing any copyright or trademark applications related to any assets over the next 12 months.

We have not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions.

Number of employees

Moveix Inc, has no employees. Our sole officer and director is donating his time to the development of the Company, and intends to do whatever work is necessary in order to bring us to the point of earning revenues. We have no other employees, and do not foresee hiring any additional employees in the near future. We plan to engage independent contractors and sub-contractors to design and develop our website and manage our Internet marketing efforts.

17

Plan of Operation

All statements contained in this Prospectus, other than statements of historical fact, that address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the word “believe,” “anticipate,” “expect” and words of similar import. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance, and that actual results may differ materially from those in the forward-looking statements. Such risks and uncertainties include, without limitation: established competitors who have substantially greater financial resources and operating histories, regulatory delays or denials, ability to compete as a start-up company in a highly competitive market, and access to sources of capital.

The following discussion and analysis should be read in conjunction with our financial statements and notes thereto included elsewhere in this Prospectus. Except for the historical information contained herein, the discussion in this Prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus. The Company’s actual results could differ materially from those discussed here.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay for our expenses. This is because we have not generated any revenues and no sales are yet possible. There is no assurance we will ever reach this point. Accordingly, we must raise sufficient capital from sources. Our only other source for cash at this time is investments by others. We must raise cash to stay in business. In response to these problems, management intends to raise additional funds through public or private placement offerings. At this time, however, the Company does not have plans or intentions to raise additional funds by way of the sale of additional securities, other than pursuant to this Offering.

Currently our sole director is working on developing our web site. We currently do not have funds available to contract out the development of the website structure and layout until we complete our Offering and have budgeted funds to do so.

In the next twelve months, following completion of our public offering, we plan to engage in the following activities to expand our business operations:

Set up office

Time Frame: 1 st - 3 rd months.

Cost: $1,500- $4,000

Our President, Treasurer and sole director, Alexandru Curiliuc will take care of our initial administrative duties. Also Mr.Curiliuc will start to search for a contractor for website creation. We also plan to buy some inventory to show to possible customers. If we sell 25% of the shares offered we will buy a couple of hoverboaerds. If we sell 50% of the shares offered we will buy more inventory including electrical scooters, electrical bikes, segways, etc.

Develop Our Website

Time Frame: 3 rd – 5 th months.

Cost: $1,000-$8,000.

During this period we intend to begin developing our website. Our President, Treasurer and sole director, Alexandru Curiliuc will be in charge of registering our web domain. As of the date of this prospectus we have not yet identified or registered any domain names for our website. Once we register our web domain, we plan to hire a web designer to help us with the design and develop our website. We do not have any written agreements with any web designers at the current time. The minimal website development costs, including site design and implementation, will be approximately $1,000. If we sell 50% and more of the shares offered we will develop a more sophisticated and well-designed web site.

Marketing

Time Frame: 6 th - 12 th months.

Cost: $3,000-$25,800

Once our web site is operational, we will begin to market our products. We intend to use marketing strategies such as web advertisements, direct mailing, and phone calls. We also expect to get new clients from the Internet, social networking websites, such as Facebook and Twitter, and “word of mouth” advertising. We intend to spend at least $3,000 on marketing efforts during the first year.

Purchase of additional products for resale

Time Frame: 6 th - 12 th months.

Cost: $10,000-$ 40,000

If we have available funds, we plan to buy additional electric transportation products during this period. Once we begin generating revenue, we will keep buying more products for resale. However, there is no guarantee that we will ever start selling our electric transportation products and generate any revenue.

18

Reports to Security Holders

The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports and other electronic information regarding Moveix Inc., and filed with the SEC at http://www.sec.gov.

DESCRIPTION OF PROPERTY

Moveix Inc’s principal business and corporate address is Strada Veronica Micle 15 bl.17 sc A et 1 apt 6, Suceava, 720217 Romania, and our phone number is +40316304330. The space is being provided by management on a rent free basis. We have no intention of finding, in the near future, another office space to rent during the development stage of the company.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this Offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

There are 4,000,000 shares of common stock outstanding as of August 31, 2016 , all are owned by Mr. Curiliuc and may only be resold in compliance with Rule 144 of the Securities Act of 1933.

Holders of Our Common Stock

As of the date of this Prospectus, we have one (1) stockholder.

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Dividends

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future. The Company’s Board of Directors currently plans to retain earnings for the development and expansion of the Company’s business. Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

Reports

Following the effective date of this Registration Statement we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov. We do not expect to file a Form 8-A on a pre-effective basis. Because we will not be registered under the Exchange Act, our reporting requirements will be limited. Under Section 15(d) of the Exchange Act, we are not required to file periodic reports if we have less than 300 holders of record for the fiscal year after the year this registration statement becomes effective. Additionally, we will not be subject to the Commission’s proxy, tender offer, and short swing insider trading rules for Section 12 registration and we may not have an ongoing periodic reporting obligation, depending on our number of shareholders.

FINANCIAL STATEMENTS AND SELECTED FINANCIAL DATA

The following financial information summarizes the more complete historical financial information at the end of this prospectus. The tables and information below are derived from our audited financial statements for the period from May 5, 2016 (Inception) to May 31, 2016.

Financial Summary	As of May 31, 2016 ($)
Cash and Deposits	0
Total Assets	846
Total Liabilities	1,327
Total Stockholder’s Deficit	(481)

Financial Summary	As of August 31, 2016 ($)
Cash and Deposits	0
Total Assets	1,434
Total Liabilities	1,780
Total Stockholder’s Deficit	(346)

19

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

From Inception on May 5, 2016 to May 31, 2016

During the period we incorporated the company, prepared a business plan, and executed an Agreement with our supplier, High Technology Global Trading Ltd from China.

We have made deposit for other assets of $798

We have generated no revenues since inception (May 5, 2016) to our company year-end on May 31, 2016 and have incurred $481 in expenses for the years ended May 31, 2016.

Three months ended August 31, 2016

As of August 31, 2016, the Company owed $1,780 to the CEO and Director for expenses paid by him on behalf of the Company. The amounts are unsecured, non-interest bearing and due on demand.

Company had an accumulated deficit of $4,346 and negative working capital at August 31, 2016 and a net loss of $3,865 for the period then ended.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us on which to base an evaluation of our performance. We are a start-up company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in developing our website, and possible cost overruns due to the price and cost increases in supplies and services.

At present, we do not have enough cash on hand to cover the completion of our Offering.

While the officer and director has generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, either verbally or in writing, between the officer and director and Moveix Inc. During the first year of operations, our officer and director will also provide his labor at no charge.

If we are unable to meet our needs for cash from either the money that we raise from our Offering, or possible alternative sources, then we may be unable to continue, develop, or expand our operations.

We have no plans to undertake any product research and development during the next twelve months. There are also no plans or expectations to acquire or sell any plant or plant equipment in the first year of operations.

Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money from our Offering. We cannot guarantee that we will be able to sell all the shares. If we are successful, the money raised will be applied to the items set forth in this plan of operations.

Our officer has agreed to advance funds as needed until the public offering is completed or failed. While they have agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

Our President has verbally agreed to provide us with the ability to pay for the expenses related to this Offering. Currently we do not have sufficient capital to fund our business development. Per the Use of Proceeds section, we are attempting to raise $100,000, from this Offering. However, if we raise $25,000, we feel this is sufficient to develop the business for the next 12 months. If we are only able to raise $12,500, from the Offering, then we feel this will be sufficient for the next 12 months to cover professional fees.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Application of Critical Accounting Policies

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards.

20

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS AND EXECUTIVE OFFICERS

Our directors are elected by the stockholders to a term of one year and serve until his or her successor is elected and qualified. Our officer is appointed by the board of directors (the “Board”) to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board has no nominating, audit or compensation committees.

The name, address, age and position of our officer and director is set forth below:

Name and Address	Age	Position(s)
Alexandru Curiliuc	33	President, Chief Executive Officer (CEO), Chief Financial Officer (CFO), Secretary, Treasurer, and Director

Alexandru Curiliuc has held the position of Director and officer since May 5, 2016. The persons named above are expected to hold their offices/positions until the next annual meeting of our stockholders. The officer and director set forth herein is our only officer, director, promoter and control person, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

Background information about our sole director

Alexandru Curiliuc has acted as our President, Secretary, Treasurer and sole Director since our incorporation on May 5 , 2016.

Mr. Curiliuc graduated from Podolsky State Agrarian Technical University, Ukraine in 2006. (Qualification: Accounting and audit). From 2006 to 2007, Alexandru Curiliuc worked as warehouse operative picker at Co-operative Retail Logistics, Nottingham, UK. His responsibilities were to receive deliveries, picking and packing products and operating a forklift.

From 2007 to 2009 Mr. Curiliuc worked as a sales manager at American Tobacco Ukraine. He managed wholesale customers, making sales contracts and dealing with customer requests.

From 2007 to 2009 Mr. Curiliuc was an owner of taxi service EvroTrance, Kiev, Ukraine.

From 2013 to 2015 Alexandru Curiliuc worked as a manager assistant at Everything 5 pound warehouse in London, UK.His responsibility was helping with gathering, packing and shipping the customers order.

21

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, no present or former director or executive officer of our Company: (1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws; (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity; (5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and the judgment in subsequently reversed, suspended or vacated; (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

EXECUTIVE COMPENSATION

The following table sets forth for the year ended May 30, 2016, the compensation awarded to, paid to, or earned by, our officer and director.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Alexandru Curiliuc, President, Treasurer and Secretary	May 05, 2016 until May 31, 2016	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Our director has not received any compensation for serving as such, for serving on committees of the Board of Directors or for special assignments. During the year ended May 30, 2016, there were no other arrangements between us and our directors that resulted in our making payments to our directors for any services provided to us by them as director.

Currently, of our officer and director is not being compensated for his services during the development stage of our business operations, and is not considered to be an employee of the Company.

We have not paid any salaries in 2016, and we do not anticipate paying any salaries at any time in 2017. We will not begin paying salaries until we have adequate funds to do so.

Any out-of-pocket expenses incurred by our officer and director shall accrue as a liability of the Company and shall be reimbursed when sufficient funds are available. In the future we may approve payment of salaries for our officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health insurance, life insurance or any other benefits available to our employees.

We have not issued any stock options or maintained any stock option or other incentive plans since our inception. We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans. Similarly, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers or any other persons following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of us or a change in a named executive officer’s responsibilities following a change in control.

As of the date hereof, we have not entered into an employment contract with our sole officer and do not intend to enter into one until such time as it profitable to do so. The officer is not considered to be an employee.

22

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of May 31, 2016 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Alexandru Curiliuc Strada Veronica Micle 15 bl.17 sc A et 1 apt 6, Suceava, 720217 Romania	4,000,000 shares of common stock	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on May 31, 2016. As of May 31, 2016. there were 4,000,000 shares of our common stock issued and outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Security Ownership of Certain Beneficial Owners and Management

On May 5, 2016, 4,000,000 shares of Moveix’s common stock were issued to Alexandru Curiliuc, an officer of the Company, at the price of $0.001 per share for $4,000.

Related Party Transaction

During the fiscal year ended May 31, 2016, the Company received a loan from Alexandru Curiliuc in the amount of $1,327. Mr. Curiliuc is the Company’s current sole officer and director. The Company used the funds for operating expenses. The loan does not incur interest and is payable upon demand. There is no written note evidencing the loan.

MATERIAL CHANGES

None.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

None.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to the Company’s Articles of Incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

23

FINANCIAL STATEMENTS

Our fiscal year end is May 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Sadler, Gibb & Associates LLC.

Our financial statements from inception to May 31, 2016, immediately follow:

INDEX TO FINANCIAL STATEMENTS

MOVEIX INC.

FINANCIAL STATEMENTS

As of and for the Period Ended

MAY 31, 2016

MOVEIX INC.

CONDENSED FINANCIAL STATEMENTS (Unaudited)

As of and for the Period Ended

AUGUST 31, 2016

24

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Moveix Inc.

We have audited the accompanying balance sheet of Moveix Inc. as of May 31, 2016, and the related statements of operations, stockholders’ deficit, and cash flows for the period from May 5, 2016 (inception) through May 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Moveix Inc. as of May 31, 2016, and the results of its operations and its cash flows for the from May 5, 2016 (inception) through May 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered net losses since inception and has accumulated a significant deficit. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

September 6, 2016

F-1

MOVEIX INC.

BALANCE SHEET

May 31, 2016
ASSETS
Current Assets
Prepaid expenses	$48
Other current assets	798
Total Current Assets	846

Total Assets	$846

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Current Liabilities
Loan from director	1,327

Total Liabilities	1,327

Stockholders’ Deficit
Common stock, par value $0.001; 75,000,000 shares authorized, 4,000,000 shares issued and outstanding;	4,000
Subscription receivable	(4,000)
Accumulated deficit	(481)
Total Stockholders’ Deficit	(481)

Total Liabilities and Stockholders’ Deficit	$846

See accompanying notes to the financial statements.

F-2

MOVEIX INC.

STATEMENT OF OPERATIONS

From May 5, 2016 (Inception) to May 31, 2016

REVENUES	$-

General and Administrative Expenses	481
OPERATING EXPENSES	481

TOTAL OPERATING EXPENSES	481

NET LOSS FROM OPERATIONS	(481)

PROVISION FOR INCOME TAXES	-

NET LOSS	$(481)

NET LOSS PER SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	4,000,000

See accompanying notes to the financial statements.

F-3

MOVEIX INC.

STATEMENT OF STOCKHOLDERS’ DEFICIT

	Common Stock		Additional Paid-in	Subscription	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Receivable	Deficit	Deficit

Inception, May 5, 2016	-	$-	$-		$-	$-

Shares issued for subscription receivable at $0.001 per share	4,000,000	4,000	-	(4,000)	-	-

Net loss for period	-	-	-		(481)	(481)

Balance, May 31, 2016	4,000,000	$4,000	$-	$(4,000)	$(481)	$(481)

See accompanying notes to the financial statements.

F-4

MOVEIX INC.

STATEMENT OF CASH FLOWS

From May 5, 2016 (Inception) to May 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(481)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Expenses paid by director	1,327
Changes in assets and liabilities:
Deposit for Inventory	(798)
Prepaid Expense	(48)
CASH FLOWS USED IN OPERATING ACTIVITIES	$-

CASH FLOWS FROM INVESTING ACTIVITIES

CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES	$-

CASH FLOWS FROM FINANCING ACTIVITIES

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES	$-

Net Cash Increase for Period	$-

Cash at end of Period	$-

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for stock subscription receivable	$4,000

See accompanying notes to the financial statements.

F-5

MOVEIX INC.

NOTES TO THE FINANCIAL STATEMENTS

MAY 31, 2016

NOTE 1 – ORGANIZATION AND OPERATIONS

Moveix Inc. (the “Company”) was incorporated in Nevada on May 5, 2016. The Company is in the start up stage and intends to resell various types of electric transportation. Electric transportation is a vehicle using electricity as a transportation fuel. Our products will include electric bikes, scooters, Segway, and hover boards sold to anybody around the world via our web site platform. Also we intend to sell wholesale.

NOTE 2- SIGNIFICANT AND CRITICAL ACCOUNTING POLICIES AND PRACTICES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) and are presented in US dollars.

Fiscal Year-End

The Company elected May 31 as its fiscal year ending date.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The Company has no assets or liabilities valued at fair value on a recurring basis.

F-6

Cash and Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Advertising

The Company will expense its advertising when incurred. There has been no advertising since inception.

Start-Up Costs

In accordance with ASC 720, “Start-up Costs”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Income Taxes

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry-forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Earnings per Share

The Company has adopted ASC No. 260, “Earnings Per Share” which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

Recently Issued Accounting Pronouncements

The Company has elected to adopt Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. Upon adoption, the Company no longer presents or discloses inception-to-date information and other remaining disclosure requirements of Topic 915.

In August 2014, the FASB issued Accounting Standards Update “ASU” 2014-15 on “Presentation of Financial Statements Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. Currently, there is no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments in this Update provide that guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

The Company has evaluated all the recent accounting pronouncements and determined that there are no other accounting pronouncements that will have a material effect on the Company’s financial statements.

F-7

NOTE 3 – GOING CONCERN

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit of $481 and negative working capital at May 31, 2016, a net loss of $481 for the period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations. Management intends to raise additional funds by way of a private or public offering. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 – LOAN FROM DIRECTOR

As of May 31, 2016, the Company owed $1,327 to the CEO and Director for expenses paid by him related to organization costs. The amounts are unsecured, non-interest bearing and due on demand.

NOTE 5 – STOCKHOLDER’S EQUITY

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On May 5, 2016, the Company issued 4,000,000 shares of common stock to the CEO and Director for a subscription receivable of $4,000 at $0.001 per share.

NOTE 6 - INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 34% for the period from inception to May 31, 2016 to the Company’s effective tax rate is as follows:

May 31, 2016
Tax benefit at U.S. statutory rate	$164
Change in valuation allowance	(164)
Tax benefit, net	$-

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets at May 31, 2016 are as follows:

F-8

May 31, 2016
Deferred tax assets
Net operating loss	$164
Valuation allowance	(164)
Net deferred tax assets	$-

The Company has approximately $481 of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which begin to expire in fiscal 2036. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 7 - COMMITMENT & CONTINGENCIES

The Company does not own or lease any real or personal property and does not have any capital commitments.

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date that these financial statements were available to be issued. There have been no events that would require adjustment to or disclose in the financial statements.

F-9

MOVEIX INC.

CONDENSED BALANCE SHEETS

	August 31, 2016	May 31, 2016
	(unaudited)
ASSETS
Current Assets
Prepaid expenses	$36	$48
Other current assets	1,398	798
Total Current Assets	1,434	846

Total Assets	$1,434	$846

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Current Liabilities
Loan from director	1,780	1,327

Total Liabilities	1,780	1,327

Stockholders’ Deficit
Common stock, par value $0.001; 75,000,000 shares authorized, 4,000,000 shares issued and outstanding;	4,000	4,000
Subscription receivable	-	(4,000)
Accumulated deficit	(4,346)	(481)
Total Stockholders’ Deficit	(346)	(481)

Total Liabilities and Stockholders’ Deficit	$1,434	$846

See accompanying notes to the condensed financial statements.

F-10

MOVEIX INC.

CONDENSED STATEMENT OF OPERATIONS

Three months ended August 31, 2016
(unaudited)
REVENUES	$-

General and Administrative Expenses	3,865
OPERATING EXPENSES	3,865

TOTAL OPERATING EXPENSES	3,865

NET LOSS FROM OPERATIONS	(3,865)

PROVISION FOR INCOME TAXES	-

NET LOSS	$(3,865)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	4,000,000

See accompanying notes to the condensed financial statements.

F-11

MOVEIX INC.

CONDENSED STATEMENT OF CASH FLOWS

For the three months ended August 31, 2016
(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(3,865)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Expenses and deposits paid by officer for Subscription receivable	4,453
Changes in assets and liabilities:
Deposit for Inventory	(600)
Prepaid Expense	12
CASH FLOWS USED IN OPERATING ACTIVITIES	$(4,000)

CASH FLOWS FROM INVESTING ACTIVITIES

CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES	$-

CASH FLOWS FROM FINANCING ACTIVITIES

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES	$-

Net Cash Change for Period	$-
Cash at end of Period	$-

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	$-

See accompanying notes to the condensed financial statements.

F-12

MOVEIX INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

AUGUST 31, 2016

NOTE 1 – Condensed Interim Financial Statements

The accompanying unaudited condensed financial statements include the accounts of Moveix Inc. (the “Company”). These financial statements are condensed and, therefore, do not include all disclosures normally required by accounting principles generally accepted in the United States of America. Therefore, these statements should be read in conjunction with the most recent annual financial statements of Moveix Inc. for the year ended May 31, 2016. In particular, the Company’s significant accounting principles were presented as Note 2 to the Financial Statements in that report. In the opinion of management, all adjustments necessary for a fair presentation have been included in the accompanying condensed consolidated financial statements and consist of only normal recurring adjustments. The results of operations presented in the accompanying condensed financial statements are not necessarily indicative of the results that may be expected for the full year ending May 31, 2017.

NOTE 2- SIGNIFICANT AND CRITICAL ACCOUNTING POLICIES AND PRACTICES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) and are presented in US dollars.

Fiscal Year-End

The Company elected May 31 as its fiscal year ending date.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that August be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The Company has no assets or liabilities valued at fair value on a recurring basis.

F-13

Cash and Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents as of August 31, 2016.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Advertising

The Company will expense its advertising when incurred. There has been no advertising since inception.

Start-Up Costs

In accordance with ASC 720, “Start-up Costs”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Income Taxes

Income taxes are provided in accordance with ASC No. 740, “ Accounting for Income Taxes ” . A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry-forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Earnings per Share

The Company has adopted ASC No. 260, “Earnings Per Share” which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

Recently Issued Accounting Pronouncements

The Company has evaluated all the recent accounting pronouncements and determined that there are no other accounting pronouncements that will have a material effect on the Company’s financial statements.

NOTE 3 – GOING CONCERN

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit of $4,346 and negative working capital at August 31, 2016 and a net loss of $3,865 for the period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position in May not be sufficient to support the Company’s daily operations. Management intends to raise additional funds by way of a private or public offering. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-14

NOTE 4 – LOAN FROM DIRECTOR

As of August 31, 2016, the Company owed $1,780 to the CEO and Director for expenses paid by him on behalf of the Company. The amounts are unsecured, non-interest bearing and due on demand.

NOTE 5 – STOCKHOLDER’S EQUITY

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

During the prior year, the Company issued 4,000,000 shares of common stock to the CEO and Director for a subscription receivable of $4,000 at $0.001 per share. During the three months ending August 31, 2016, the CEO and director paid for expenses and inventory deposits in satisfaction of the subscription receivable.

NOTE 6 - COMMITMENT & CONTINGENCIES

The Company does not own or lease any real or personal property and does not have any capital commitments.

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date that these financial statements were available to be issued. There have been no events that would require adjustment to or disclose in the financial statements.

F-15

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee (1)	$13.64
Printing Expenses	$86.36
Accounting Fees and Expenses	$2,300.00
Auditor Fees and Expenses	$3,000.00
Legal Fees and Expenses	$2,500.00
Transfer Agent Fees	$1,300.00
TOTAL	$9,200.00

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

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Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On May 5 , 2016 Moveix Inc offered and sold 4,000,000 share of common stock to our sole officer and director, Alexandru Curiliuc for a purchase price of $0.001 per share, for aggregate offering proceeds of $4,000. Moveix Inc Inc. made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities and no general solicitations were made to any person. Mr. Curiliuc received “restricted securities.”

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion and consent of John E. Lux, Esq. Attorney at Law: the legality of the shares being registered
23.2 10.1	Consent of Sadler, Gibb & Associates LLC. Contract with High Technology Global Trading Ltd.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on

26

Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Suceava, Romania on January 10 , 2017.

MOVEIX INC

By:	/s/ Alexandru Curiliuc
Name:	Alexandru Curiliuc
Title:	President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Alexandru Curiliuc
Alexandru Curiliuc	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	January 10 , 2017

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